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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K, into Industries' previously filed Form S-8 Registration Statement No. 33-30619; Form S-8 Registration Statement No. 33-30621; Form S-8 Registration Statement No. 333-08263; Form S-8 Registration Statement No. 333-19981; Form S-8 Registration Statement No. 333-19983; Form S-8 Registration Statement No. 333-19985; and Form S-3 Registration Statement No. 333-22347.

                                          Arthur Andersen LLP

Chicago, Illinois
March 26, 1997

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